UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CANO HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

ITC RUMBA, LLC EGGE, LLC EG ADVISORS, LLC JAWS EQUITY OWNER 146, LLC ELLIOT COOPERSTONE LEWIS GOLD BARRY S. STERNLICHT
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Elliot Cooperstone, Lewis Gold and Barry S. Sternlicht, together with the other participants named herein (collectively, the “Former Directors Group”), had filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (“SEC”) which were used to solicit votes to WITHHOLD with respect to the election of certain directors, Dr. Alan Muney and Ms. Kim M. Rivera, of Cano Health, Inc., a Delaware corporation (the “Company”), at the Company’s 2023 annual meeting of stockholders (the “Annual Meeting”).

On June 16, 2023, the Former Directors Group issued the following press release:

Concerned Shareholders of Cano Health Obtain Clear Referendum for Change at 2023 Annual Meeting

Clarifies Cano’s Disingenuous Post-Meeting Press Release by Disclosing That More Than 75% of the Votes Cast WITHHELD Support for the Directors Standing for Re-Election

Condemns the Current Board’s Unwillingness to Accept That a Critical Mass of Stockholders Have Made Clear They Want New Leadership After an Extended Period of Abysmal Governance and Massive Value Destruction

Will Continue Pursuing Change at Cano Until the Company Rids Itself of CEO Marlow Hernandez, Chairman Sol Trujillo and Other Conflicted Directors

NEW YORK & MIAMI—(BUSINESS WIRE)—Elliot Cooperstone, Lewis Gold and Barry Sternlicht (collectively with certain of their affiliates, the “Group” or “we”), who recently resigned as members of the Board of Directors (the “Board”) of Cano Health, Inc. (“Cano” or the “Company”) (NYSE: CANO) and collectively represent the largest single stockholder of the Company, today announced that its proxy solicitor’s analysis of preliminary results indicates more than 75% of the votes cast WITHHELD support for the director candidates standing for election at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”): Compensation Committee Chair Dr. Alan Muney and Nominating and Corporate Governance Committee Chair Kim Rivera.

The Group commented:

“We thank our fellow stockholders for the outpouring of encouragement and support during this initial stage of our campaign to turn around Cano. The outcome of the Annual Meeting, whereat more than 75% of the votes cast WITHHELD support for the directors up for re-election, represents a clear and striking referendum on the failures of Cano’s leadership. Unfortunately, the only party in denial about the need for sweeping changes appears to be the current Board. It speaks volumes about the Board’s arrogance and intransigence that it issued a post-meeting press release touting the re-election of directors who retained their seats solely due to the Company’s reliance on an archaic plurality voting policy – one that allows directors to be re-elected with a single vote for their election. Regardless of the Board’s apparent disdain for stockholders’ feedback, we will continue to pursue change through all available means until Dr. Marlow Hernandez, Sol Trujillo and other misaligned directors are no longer affiliated with the Company.”

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Contacts

Investors:

HKL & Co., LLC

Peter Harkins, Jr. / Jordan Kovler

Toll-Free: (800) 326-5997

CANO@hklco.com

Media:

Longacre Square Partners

Greg Marose / Charlotte Kiaie, (646) 277-8813

gmarose@longacresquare.com / ckiaie@longacresquare.com